UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2009

(April 1, 2009)

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-10449	52-1085536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 1, 2009, TVI Corporation (the “Company”) received a notice of determination from the NASDAQ Listing Qualifications Department (the “Letter”) to delist the Company’s securities, suspend trading in its common stock at the opening of business on April 13, 2009 in accordance with Marketplace Rules 4300 and IM-4300 and file a Form 25-NSE with the Securities and Exchange Commission removing the Company’s securities from listing and registration on The Nasdaq Stock Market (the “Delisting”).  The Letter provided the following reasons for the Delisting: (i) the Company’s filing of voluntary bankruptcy petitions seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code, (ii) concerns regarding the residual equity interest of the existing listed securities holders, and (iii) concerns about the Company’s ability to sustain compliance with all requirements for continued listing on The Nasdaq Stock Market.

The Company will not appeal NASDAQ’s determination to delist the Company’s securities.  Once the Company’s securities are delisted from The Nasdaq Stock Market, the Company expects that its common stock will be quoted on the OTC Bulletin Board or in the “Pink Sheets” effective April 13, 2009, but there is no assurance as quotes on the OTC Bulletin Board and the “Pink Sheets” are dependent upon the actions of third parties.

Attached as Exhibit 99.1 is a press release announcing NASDAQ’s delisting notification.

Item 9.01                                            Financial Statements and Exhibits.

(d)                                Exhibits.

Exhibit No.	Description
99.1	Press release dated April 7, 2009.
99.2	Letter dated April 1, 2009, to the Company from the NASDAQ Stock Market, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI Corporation

April 7, 2009	By:	/s/ SHERRI S. VOELKEL
Sherri S. Voelkel
Senior Vice President and Chief Financial Officer